As filed with the Securities and Exchange Commission on February 28, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	27-2249687 (I.R.S. Employer Identification Number)

1000 Winter Street, Suite 3300

Waltham, Massachusetts 02451

(339) 970-0900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leon O. Moulder, Jr.

Chief Executive Officer

TESARO, Inc.

1000 Winter Street, Suite 3300

Waltham, Massachusetts 02451

(339) 970-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Asher M. Rubin William I. Intner Hogan Lovells US LLP 100 International Drive, Suite 2000 Baltimore, Maryland 21202 (410) 659-2700	Patrick A. Pohlen Jim Morrone Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-186753

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	$11,454,000	$1,562.33

(1)         The registrant is registering $11,454,000 million of shares of common stock pursuant to this Registration Statement, which is in addition to the $86.25 million of shares of common stock registered pursuant to the related Registration Statement on Form S-1, as amended (File No. 333-186753).

(2)         Estimated solely for purposes of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

TESARO, Inc. is filing this registration statement with the Securities and Exchange Commission, or the SEC, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the earlier registration statement on Form S-1, as amended (File No. 333-186753), which the SEC declared effective on February 27, 2013, or the Registration Statement.

We are filing this registration statement for the sole purpose of increasing by $11.45 million of shares the number of shares of our common stock to be registered for issuance and sale. The additional shares being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, in the Commonwealth of Massachusetts, on this February 27, 2013.

TESARO, INC.

By:	/s/ Richard J. Rodgers
Richard J. Rodgers
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer, Director (Principal Executive Officer)	February 27, 2013
Leon O. Moulder, Jr.

*	President, Chief Scientific Officer and Director	February 27, 2013
Mary Lynne Hedley, Ph.D.

/s/ Richard J. Rodgers	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	February 27, 2013
Richard J. Rodgers

*	Vice President and Controller (Principal Accounting Officer)	February 27, 2013
Edward C. English

*	Chairman of the Board of Directors	February 27, 2013
David M. Mott

*
Lawrence M. Alleva	Director	February 27, 2013

*
Arnold L. Oronsky, Ph.D.	Director	February 27, 2013

*
Beth Seidenberg, M.D.	Director	February 27, 2013

*	Director	February 27, 2013
Paul Walker

*By:	/s/ Richard J. Rodgers
Richard J. Rodgers Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number		Exhibit Description

5.1		Opinion of Hogan Lovells US LLP regarding the validity of the securities being registered.

23.1		Consent of Ernst & Young LLP.

23.2		Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	(A)	Power of Attorney.

(A)                               Filed as an exhibit to the registrant’s Registration Statement on Form S-1 filed on February 20, 2013 (File No. 333-184299)